Exhibit 5.1
                                                                   -----------

                     [Letterhead of Greenberg Traurig, P.A.]


                                                February 21, 2003
Equity One, Inc.
1969 N.E. Miami Gardens Drive
North Miami Beach, Florida 33179

Ladies and Gentlemen:

          We have acted as counsel to Equity One, Inc., a Maryland corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the issuance by the Company under the IRT Property Company 1989 Stock Option Plan and IRT Property Company 1998 Long-Term Incentive Plan (each, a "Plan," and collectively, the "Plans") of up to 1,157,833 shares of common stock, par value $0.01 per share (together with any additional shares of such stock that may be deemed registered by the Registration Statement pursuant to Rule 416 (as prescribed by the Commission pursuant to the Act), the "Shares"). The Company has assumed the Plans and options issued under the plans in accordance with the Agreement and Plan of Merger dated as of October 28, 2002 between the Company and IRT Property Company (the "Merger Agreement"), the consummation of which occurred on February 12, 2003.

          We have examined the Registration Statement, the Merger Agreement and the Plans. We also have examined the originals, or duplicates or certified or conformed copies of such corporate records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

          In  such   examination,   we  have  assumed  the  genuineness  of  all
signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. In addition, we have assumed that the Shares will not be issued or transferred in violation of any restriction or limitation contained in the Company's charter.



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Equity One, Inc.
February 21, 2003
Page 2


          Based on the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that, upon payment and delivery in accordance with the Plans, the Shares will be validly issued, fully paid and nonassessable.

          The opinion expressed herein is limited to laws of the State of Florida and the Maryland General Corporation Law. We, therefore, do not express any opinion concerning the laws of any other jurisdiction.

          We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

                                                Very truly yours,



                                                /s/ Greenberg Traurig, P.A.
                                                ---------------------------
                                                GREENBERG TRAURIG, P.A.